Promissory Note

FLORIDA DOCUMENTARY STAMP TAX REQUIRED BY LAW
IN THE AMOUNT OF $2,450.00 HAS BEEN PAID OR WILL BE PAID
DIRECTLY TO THE DEPARTMENT OF REVENUE.
CERTIFICATE OF REGISTRATION NO. 60-8000911832-2

Date: October 25, 2010	Sunrise, Florida

Amount: $980,000.00

Lender:	Borrower:

SEASIDE NATIONAL BANK & TRUST	BIOHEART, INC., a Florida corporation
201 South Orange Avenue	13794 N.W. 4th Street
Suite 1350	Suite 212
Orlando, Florida 32801	Sunrise, Florida 33325

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay, or cause to be paid, to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender, the principal amount of Nine Hundred Eighty Thousand and 00/100 ($980,000.00) Dollars, or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the “Rate”), and in accordance with the payment schedule, indicated below.

1.  Interest Rate. The Rate hereunder shall be the Lender’s Prime Rate. The Prime Rate is the rate of interest publicly announced from time to time by the Lender as its Prime Rate. The Prime Rate is set by the Lender based on various factors, including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender’s Prime Rate. The Prime Rate is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. In no event shall the Rate be less than 4.25% per annum. If the Prime Rate becomes unavailable during the term of the loan evidenced hereby (the “Loan”), Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Prime Rate upon Borrower’s request.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2.  Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder). If interest is not to be computed using this method, the method shall be N/A .

3.  Interest Rate Change Date. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be: N/A . In the event any index is discontinued, Lender shall substitute an index determined by Lender to be comparable, in its sole discretion.

4.  Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

Principal shall be paid in full in a single payment 364 days from the date hereof (the “Maturity Date”). Borrower shall make mandatory quarterly payments of interest only in an amount equal to the interest accrued on the balance of the Note. Interest payments shall be paid every ninety (90) days, commencing ninety (90) days from the date hereof, with a final payment of all unpaid interest at the stated maturity of this Note.

Lender agrees and acknowledges that the right of the Lender to receive payments hereunder and under the other Loan Documents are subordinated to the rights of Bluecrest Venture Finance Master Fund Limited, as assignee of BlueCrest Capital Finance, L.P. (“BlueCrest”) to receive payments from the Borrower of all amounts (including, without limitation, principal, interest, and prepayment premiums, if any), under that Promissory Note, dated as of December 31, 2009, made by Borrower in favor of BlueCrest, and the related Loan and Security Agreement by and between Borrower and BlueCrest; provided, that, the foregoing subordination is not applicable to, and Lender shall have the first priority lien and security interest in: (i) the amounts held in the Reserve Account of Borrower with Lender (as further described in the Loan Agreement); (ii) Lender’s right to proceed against the certificates of deposit under the Certificate of Deposit pledged under the CD Account Agreements (as further described in the Loan Agreement; or (iii) Lender’s rights to proceed against any other Collateral to secure Borrower’s obligations hereunder and the other Loan Documents.

5.  Non-Revolving Feature. This Note evidences a term loan, fully advanced at time of closing. Borrower may borrow, repay, but not reborrow hereunder.

6.  Conditions to Maturity Date Extension. If there exists no event of default, or event which with the passing of time or giving of notice would constitute an event of default, under this Note, the Loan Agreement or any other Loan Documents, then upon written notification to Lender no later than thirty (30) days prior to the Maturity Date, Lender may agree to allow Borrower to renew the term of this Note, subject to Borrower’s continued banking relationship with Lender, as well as the continued satisfactory financial condition of the Borrower, in Lender’s sole and absolute discretion.

7.  Tender of Payment. Borrower hereby authorizes Lender automatically to deduct from any interest reserve to be established under the Loan Agreement (the “Reserve Account”) the amount of any Loan payment. All payments on this Note are payable on or before 2:00 p.m. on the due date thereof, at the office of the Lender specified above and shall be credited on the date the funds become available lawful money of the United States. Notwithstanding the foregoing and subject to the terms and conditions of the Loan Agreement, payments of interest made on the Loan from the Reserve Account shall be made as a direct charge by Lender, without notice to or further authorization from Borrower, against such Reserve Account, with Borrower obligated to pay all interest on the loan in excess of the amounts available under the interest reserve. If the funds in the account are insufficient to cover any payment, Lender shall not be obligated to advance funds to cover the payment. At any time and for any reason, Borrower or Lender may voluntarily terminate Automatic Payments.

8. Termination of Automatic Payments. In the event that Borrower terminates the Automatic Payment arrangement with Lender, Borrower agrees that the interest rate under the Note will increase, at the discretion of the Lender, by one-half percentage point (0.50%) per annum over the rate of interest stated in the Note, and the amount of each interest installment will be increased accordingly. The effective rate of interest under the Note shall not in any event exceed the maximum rate permitted by law.

9. Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party executing a Loan Document that supports and/or secures payment of this Note, (individually an “Obligor” and collectively “Obligors”) and each of them jointly and severally (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the “Loan Documents”); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender’s rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender’s rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney’s and paralegal’s fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

10. Indemnification. Obligors agree to promptly pay, indemnify and hold Lender harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note. If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Lender.

11. Prepayments. Prepayments may be made without penalty at any time on any loan or advance outstanding under this Note for which the interest rate is based on the Prime Rate or any other fluctuating interest rate which may change daily. Amounts bearing interest at a rate which does not change daily are referred to as a “fixed rate amount.” No prepayment of a fixed rate amount shall be permitted without the prior written consent of Lender. If Lender does permit a prepayment of a fixed rate amount, or a prepayment of a fixed rate amount occurs by reason of acceleration or otherwise, Borrower shall pay Lender a prepayment fee within 15 days of demand by Lender. The prepayment fee shall be equal to the amount of any loss or expense, including any loss of anticipated profits, which Lender may incur or sustain as a result of such prepayment. For the purposes of calculating the amounts owed only, it shall be assumed that Lender actually funded or committed to fund the loan or advance through the purchase of an underlying deposit in an amount and for a term comparable to the loan or advance. Any such determination by Lender shall be conclusive, absent a manifest error in computation. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion.

12. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed five percent (5%) of any payment that is more than ten days late.

13. Events of Default. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Lender, or to any affiliate or subsidiary of Lender, whether under this Note or any Loan Documents, as and when due (whether at maturity or by acceleration); including, without limitation, the failure of the Lender to timely receive all payments required under this Note; (b) the failure to pay or perform (following any grace period) any other obligation, liability or indebtedness of any Obligor to any other party where the matter at issue is at least $250,000 in the aggregate for any such Obligor; (c) the death of any Obligor (if an individual); (d) the commencement of a proceeding against Borrower for dissolution or liquidation, the voluntary or involuntary termination or dissolution of Borrower or the merger or consolidation of Borrower with or into another entity without obtaining the Lender’s prior written consent, which consent shall be in the Lender’s sole discretion, acting reasonably, utilizing the Lender’s then current underwriting criteria; (e) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (f) the determination by Lender that any representation or warranty made to Lender by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (g) the failure of Borrower to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Lender shall reasonably request from time to time; (h) the entry of a judgment against any Obligor in excess of $100,000 in the aggregate which is not paid or bonded within ten (10) days following entry; (i) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (j) the good faith determination by Lender, acting reasonably, that it is insecure for any reason; (k) the determination by Lender that a material adverse change has occurred in the financial condition of any Obligor; or (l) the failure of Borrower’s business to comply with any law or regulation controlling its operation, which failure could reasonably be expected to have a material adverse affect on the Borrower, its reputation or its financial prospects.

14. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender’s discretion up to the maximum rate allowed by law, or if none, 25% per annum (the “Default Rate”). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default. At Lender’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is, in addition to the right to draw upon any and/or all of the “Collateral” (as defined in the Loan Agreement between Borrower and Lender dated even date herewith (the “Loan Agreement”) and the right to proceed against the Obligors hereby authorized at any time, at its option and without notice or demand, to set off and charge against the Reserve Account and any accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

15. Non-waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

16. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

17. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

18. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

19. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

20. Address for Notices. Any notice required to be given under this Note shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), one (1) business day after being deposited with a nationally recognized overnight courier, or, if mailed, three (3) days after being deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed if to Borrower at the address shown near the beginning of this Note and if to Lender at the address set forth below. Any party may change its address for notices under this Note by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers. Notwithstanding anything to the contrary herein, all notices and communications to the Lender shall be directed to the following address:

Seaside National Bank & Trust
201 South Orange Avenue
Suite 1350
Orlando, Florida 32801

with copy to:

Ruden McClosky P.A.
4855 N. Technology Way
Suite 630
Boca Raton, Florida 33431
Attention: Peter Blacklock, Esq.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

22. Assignment. Lender may sell or offer to sell this Note, together with any and all documents guaranteeing, securing or executed in connection with this Note, to one or more assignees without notice to or consent of Borrower. Lender is hereby authorized to share any information it has pertaining to the loan evidenced by this Note, including without limitation credit information on the undersigned, any of its principals, or any guarantors of this Note, to any such assignee or prospective assignee.

23. DISPUTE RESOLUTION PROVISION. THIS PARAGRAPH, INCLUDING THE SUBPARAGRAPHS BELOW, IS REFERRED TO AS THE “DISPUTE RESOLUTION PROVISION.” THIS DISPUTE RESOLUTION PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

          (a) THIS DISPUTE RESOLUTION PROVISION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A “CLAIM”). FOR THE PURPOSES OF THIS DISPUTE RESOLUTION PROVISION ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE LENDER INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.

          (b) AT THE REQUEST OF ANY PARTY TO THIS AGREEMENT, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE.

          (c) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF (“AAA”), AND THE TERMS OF THIS DISPUTE RESOLUTION PROVISION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS DISPUTE

RESOLUTION PROVISION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION OR (II) ENFORCE ANY PROVISION OF THIS ARBITRATION CLAUSE, THE LENDER MAY DESIGNATE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.

          (d) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS CREDIT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS AGREEMENT. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND HAVE JUDGMENT ENTERED AND ENFORCED.

          (e) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF ANY STATUTES OF LIMITATION, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S), EXCEPT AS SET FORTH AT SUBPARAGRAPH (H) OF THIS DISPUTE RESOLUTION PROVISION. THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

          (f) THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF (SUBJECT TO THE LIMITATIONS SET FORTH IN SECTION 14 OF THIS NOTE); (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

          (g) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.

          (h) ANY ARBITRATION OR TRIAL BY A JUDGE OF ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS OR REPRESENTATIVE ACTION (THE “CLASS ACTION WAIVER”). REGARDLESS OF ANYTHING ELSE IN THIS DISPUTE RESOLUTION PROVISION, THE VALIDITY AND EFFECT OF THE CLASS ACTION WAIVER MAY BE DETERMINED ONLY BY A COURT AND NOT BY AN ARBITRATOR. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE CLASS ACTION WAIVER IS MATERIAL AND ESSENTIAL TO THE ARBITRATION OF ANY DISPUTES BETWEEN THE PARTIES AND IS NONSEVERABLE FROM THE AGREEMENT TO ARBITRATE CLAIMS. IF THE CLASS ACTION WAIVER IS LIMITED, VOIDED OR FOUND UNENFORCEABLE, THEN THE PARTIES’ AGREEMENT TO ARBITRATE SHALL BE NULL AND VOID WITH RESPECT TO SUCH PROCEEDING, SUBJECT TO THE RIGHT TO APPEAL THE LIMITATION OR INVALIDATION OF THE CLASS ACTION WAIVER. THE PARTIES ACKNOWLEDGE AND AGREE THAT UNDER NO CIRCUMSTANCES WILL A CLASS ACTION BE ARBITRATED.

          (i) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS WAIVER OF JURY TRIAL SHALL REMAIN IN EFFECT EVEN IF THE

CLASS ACTION WAIVER IS LIMITED, VOIDED OR FOUND UNENFORCEABLE. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

Borrower represents to Lender that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTION DATE: October 25, 2010

Borrower:

BIOHEART, INC., a Florida corporation

By:	/s/Mike Tomas	(SEAL)

Print Name:	Mike Tomas

Title:	President & Chief Executive Officer